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                                                                      EXHIBIT 21

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Name of Subsidiary                                              State of Organization
------------------                                              ---------------------
Bugaboo Creek Steak House, Inc.                                        Delaware(1)
Bugaboo Investments, Inc.                                              Delaware
RARE Capital, Inc.                                                     Delaware
WHIP Pooling Corporation                                               Georgia
Longhorn Steaks, Inc.                                                  Georgia
Buckeye Steak Ventures                                                 Georgia
Carolina Steakhouse Ventures                                           Georgia
Denti Restaurant Group                                                 Georgia
Gold Coast Restaurant Group                                            Georgia
LSI-Elias Partners                                                     Florida
LSI-Elias Partners II                                                  Florida
LSI Portrush Joint Venture                                             Georgia
LSI Royal Joint Venture II                                             Georgia
LSI Royal Joint Venture III                                            Georgia
LSI Royal Joint Venture IV                                             Georgia
RMA-LSI Joint Venture                                                  Georgia
1110 Augustine Road Limited Partnership                                Georgia
11102 Causeway Blvd. Limited Partnership                               Georgia
13701 S. Tamiami Trail Limited Partnership                             Florida
15135 N. Kendall Drive Limited Partnership                             Florida
153 Huffman Road Limited Partnership                                   Georgia
1630 Beacon Center Limited Partnership                                 Florida
16641 Statesville Road Limited Partnership                             Georgia
171 Harbison Boulevard Limited Partnership                             Georgia
17211 S. Park Center Limited Partnership                               Georgia
20999 Center Ridge Road Limited Partnership                            Ohio
2176 Tyrone Boulevard                                                  Georgia
2260 University Limited                                                Florida
2733 Dawson Road Limited Partnership                                   Florida
2901 Federal Highway Limited Partnership                               Georgia
3411 Ross Clark Circle Limited Partnership                             Georgia
32863 Emerald Coast Parkway Limited Partnership                        Georgia
4095 Eastern Blvd. Limited Partnership                                 Georgia
443 Howe Avenue Limited Partnership                                    Georgia
505 North Congress, Ltd.                                               Florida
5375 East Bay Limited Partnership                                      Georgia
5440 Fruitville Road Limited Partnership                               Georgia
6035 Blazer Limited Partnership                                        Georgia
6065 Mayfield Road Limited Partnership                                 Georgia
6201 Airport Blvd. Limited Partnership                                 Georgia
6225 North Andrews Avenue Limited Partnership                          Florida
719 Northside Drive East Limited Partnership                           Georgia
9557 Mentor Avenue Limited Partnership                                 Georgia
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(1) Bugaboo Creek Steak House, Inc. has 36 wholly owned subsidiaries that carry on the business of owning and operating restaurants in the United States, the names of which are not listed in this exhibit.